Exhibit 10.1

NOBLE CORPORATION PLC

2015 OMNIBUS INCENTIVE PLAN

PART A

1. Plan: Noble Corporation plc, a company organized under the laws of England and Wales (the “Company”), established this Noble Corporation 2015 Omnibus Incentive Plan (the “Plan”), to be effective as of May 1, 2015 (the “Effective Date”) as subsequently restated as of May 1, 2016, May 1, 2017, May 1, 2018, May 1, 2019, May 21, 2020 and most recently restated as of June 26, 2020.

The Plan is the successor to the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended and restated effective January 30, 2014 (the “Prior Plan”). For periods on and after the Effective Date of the Plan, no new Awards (as defined below) may be granted under the Prior Plan. Awards granted prior to such Effective Date pursuant to the Prior Plan shall continue to be administered in accordance with the terms of the Prior Plan.

2. Purpose. The Plan is designed to attract and retain the best available persons for service with the Company and its Subsidiaries (as defined below), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing such persons with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

The Plan is composed of two parts, which are to be treated as separate sub-plans. Part A sets out the terms and conditions of the sub-plan that shall be an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006. The terms and conditions of Part A are incorporated by reference in Part B, and apply to Part B except as expressly modified therein. The limitations on Awards in Paragraph 5 shall apply to the aggregate number of Awards made under the Plan.

Part B constitutes a sub-plan for the provision of Awards to Employees (as defined below) who would be eligible under Part A if the proviso at the end of the definition of “Subsidiary” for purposes of Part A was inapplicable. Part B is not intended to constitute an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006.

3. Definitions. As used in the Plan, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chief Executive Officer or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of the Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively, and in writing delivered to the Committee (or its applicable delegate), reject the applicable Award and Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Award Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” means a Change in Control as defined in Attachment 1 to Part A of the Plan.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer the Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Company” means Noble Corporation plc, a public limited company organized under the laws of England and Wales.

“Consultant” means an individual providing services to the Company or any of its Subsidiaries, other than an Employee or a Non-Employee Director.

“Covered Employee” means any Employee who is or may be a “covered employee,” as defined in Section 162(m) of the Code.

“Disability” means a medically determinable physical or mental impairment (1) that prevents an Employee from performing his or her employment duties in a satisfactory manner and is expected either to result in death or to last for a continuous period of not less than twelve months as determined by the Committee, or (2) for which the Employee is eligible to receive disability income benefits under a long-term disability insurance plan maintained by the Company or a Subsidiary. Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i) to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

“Dividend Equivalents” means, in the case of an Award comprising Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof (excluding, unless the Committee determines otherwise special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the Restriction Period or performance period, as applicable, on a like number of Shares that are subject to the Award.

“Effective Date” has the meaning set forth in Paragraph 1.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee following such date of agreement.

“Excepted Shares” has the meaning set forth in Paragraph 8.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his or her right to receive cash or Shares, as applicable, under the terms of an Award.

“Fair Market Value” of a Share means, as of a particular date,

(1)

if Shares are then listed or admitted to trading on a national securities exchange, the average of the reported high and low sales price per Share on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal national securities exchange on which such Share is so listed or admitted to trading,

(2)

if the Shares are not so listed or admitted to trading, the average of the closing high bid and low asked quotations as reported on an inter-dealer quotation system for such Share on the date in question, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available,

(3)	if the Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or

(4)	if none of the above are applicable, the fair market value of a Share as determined in good faith by the Committee in accordance with any applicable requirements of Section 409A or 422 of the Code.

“Incentive Stock Option” means an Option that is designated as such in the applicable Award Agreement and intended to comply with the requirements set forth in Section 422 of the Code.

“Maximum Share Limit” has the meaning set forth in Paragraph 5(a).

“Non-Employee Director” means an individual serving as a member of the Board who is not an Employee, Consultant or officer of the Company (i.e., an individual elected or appointed to serve as a director of the Company by the Board or in such other manner as may be prescribed in the articles of association of the Company).

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of Shares at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an individual to whom an Award has been made under the Plan.

“Performance Award” means an Award made pursuant to the Plan to a Participant, which award is subject to the attainment of one or more Performance Goals or other established performance criteria, as applicable.

“Performance Goal” means one or more standards established by the Committee under Paragraph 8(e)(i) to determine in whole or in part whether a Performance Award shall be earned.

“Permitted Assignee” has the meaning set forth in Paragraph 13.

“Plan” means this Noble Corporation 2015 Omnibus Incentive Plan, as such plan may be amended from time to time.

“Prior Plan” has the meaning set forth in Paragraph 1.

“Qualified Performance Awards” has the meaning set forth in Paragraph 8(e)(i).

“Restricted Stock” means Shares allotted and issued or transferred pursuant to Paragraph 8 that are restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit that provides for the allotment and issuance, transfer, or delivery of one Share or equivalent value in cash upon the satisfaction of the terms, conditions, and restrictions applicable to such Restricted Stock Unit.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to the Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Retirement” means the termination of an Employee’s employment with the Company or a Subsidiary for any reason (other than death, Disability or termination on account of fraud, dishonesty or other acts detrimental to the interests of the Company or a Subsidiary) on or after the date as of which the sum of such Employee’s age and the number of such Employee’s years of continuous service with the Company and its Subsidiaries (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition or other transaction agreement) equals or exceeds 60.

“Share” means one ordinary share of the Company, nominal value $0.01 per share, or any stock or other security hereafter allotted and issued or which may be allotted and issuable in substitution or exchange for a Share.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or by allotment and issuance, transfer, or delivery of Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of Shares, including a Restricted Stock Award or a Restricted Stock Unit Award that may be settled in Shares, but excluding Options and SARs.

“Subsidiary” means (1) any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise); provided that, in the case of any entity that would otherwise fall within sub-paragraphs (1) or (2) of this definition, it shall only be a “Subsidiary” if it is also a “subsidiary” within the meaning of Section 1159 of the UK Companies Act 2006.

“Trustee” means the trustee or trustees for the time being of any employee benefit trust established for the benefit of most or all of the employees or former employees of the Company or its Subsidiaries or certain of their relatives.

4. Eligibility.

(a)    Employees. All Employees are eligible for Awards under Part A or Part B of the Plan, as applicable; provided, however, that if the Committee makes an Award to an individual whom it expects to become employed following the Award Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming employed by the Company or a Subsidiary.

(b)    Consultants. Consultants are not eligible for Awards under the Plan.

(c)    Non-Employee Directors. Non-Employee Directors are not eligible for Awards under the Plan.

(d)    The Committee or the Board, as applicable, shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Employees who are to be granted Awards under the Plan.

5. Shares Available for Awards.

(a) Available Shares. Subject to the provisions of Paragraph 14 hereof, the maximum number of Shares that may be allotted and issued, transferred, or delivered pursuant to Awards under the Plan (including rights or Options that may be exercised for or settled in Shares) shall be 40,000,000 (the “Maximum Share Limit”), all of which shall be available for Incentive Stock Options. Each Share subject to an Award granted under the Plan shall be counted against the Maximum Share Limit as 1 Share. Shares available under the Plan may be unissued Shares from the Company’s authorized or conditional share capital, Shares held in treasury by the Company or one or more subsidiaries of the Company, or Shares acquired by or allotted and issued or gifted to a Trustee.

If an Award expires or is terminated, cancelled or forfeited, the Shares associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit, it being understood that no increase or decrease shall be made to the Maximum Share Limit with respect to an Award that can only be settled in cash. The following Shares shall not become available again for allotment and issuance, transfer, or delivery under the Plan:

(i)

Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, in payment of the Exercise Price of an Option;

(ii)

Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations;

(iii)	Shares cancelled upon the exercise of a tandem SAR grant;

(iv)	Shares purchased on the open market with the proceeds of an Exercise Price payment with respect to an Option; and

(v)

Shares underlying a free-standing SAR grant, to the extent the number of such Shares exceeds the number of Shares actually allotted and issued, transferred, or delivered upon exercise or settlement of such SAR.

No account shall be taken of any rights to subscribe for Shares granted to a Trustee to the extent that the rights are granted solely to enable the Trustee to satisfy grants or awards that have already been taken into account for the purposes of this paragraph (a) (i.e., so as to avoid double counting).

The Committee may adopt reasonable counting procedures, consistent with the foregoing, to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustment if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for allotment and issuance, transfer, or delivery pursuant to Awards.

(b) Limitations. Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to any Awards made hereunder:

(i)

No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable with respect to Shares with an aggregate Fair Market Value in excess of $10,000,000 taking into account the date of grant value of the Shares subject to, and without regard to the Exercise Price associated with, such Awards;

(ii)

No Employee may be granted during any calendar year Stock Awards with an aggregate Fair Market Value in excess of $10,000,000 taking into account the date of grant value of the Shares subject to such Awards; and

(iii)	No Employee may be granted during any calendar year (x) Cash Awards or (y) other Awards that may be settled solely in cash having a value determined on the Award Date in excess of $10,000,000.

6. Administration.

(a)    Authority of the Committee. Except as otherwise provided in the Plan with respect to actions or determinations by the Board, the Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Shares; (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “non-employee directors” as defined in United States Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and (iii) any Award intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Section 162(m) and regulations pursuant thereto. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret the Plan and the Award Agreements thereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. Subject to Paragraph 6(d) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) with respect to an Option, Stock Appreciation Right or Stock Award, in the event of death or termination of employment or service by reason of Disability or in the event of a Change in Control, and with respect to a Cash Award, in the event of death or termination of employment or service by reason of Disability, involuntary termination without “Cause” or voluntary termination for “Good Reason” (as such terms are defined in an Award Agreement), or in the event of a Change in Control, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not materially adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Paragraph 14(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Award Date. For the avoidance of doubt, the Committee shall not be permitted to carry out the actions described in the foregoing clause (y) with respect to an Option, Stock Appreciation Right or Stock Award except in the event of death or termination of employment or service by reason of Disability or in the event of a Change in Control. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s purposes. Any decision of the Committee in the interpretation and administration of the Plan and the Award Agreements thereunder shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Except as otherwise provided herein, the Board shall have the same powers as the Committee to the extent the Board administers the Plan or a portion thereof.

(b)    Procedures Adopted Under the Prior Plan. Any procedures adopted by the Committee or otherwise for the administration of the Prior Plan shall continue in effect for the administration of the Plan until amended or revoked by the applicable authority hereunder.

(c)    Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company from any claim, loss, damage or expense (including counsel fees) with respect to any such action or determination, except for his or her own willful misconduct or as expressly provided by statute.

(d)    Prohibition on Repricing of Awards. Subject to the provisions of Paragraph 14 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s shareholders so as to (i) reduce the Exercise Price of any outstanding Options or SARs or (ii) cancel or substitute any outstanding Options or SARs for Options or SARs with a lower Exercise Price, cash or other Awards.

(e)    Expenses; Company Records. All expenses incident to the administration of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Subsidiaries. Records of the Company and its Subsidiaries regarding a person’s period of employment or service, termination of employment or service and the reason therefor, leaves of absence and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

7. Delegation. The Committee may delegate any of its duties under the Plan (including, but not limited to, delegating by resolution to an Authorized Officer the authority to grant Awards) to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. Any such delegation hereunder shall only be made to the extent permitted by applicable law. Any delegation of duties under the Prior Plan shall continue in effect as a delegation under the Plan until amended or revoked by the applicable authority hereunder.

8. Awards.

The Committee shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Paragraph 14 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee.

Upon the termination of employment or service by a Participant, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant, it being understood that the Committee may, in its sole and absolute discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Award, including without limitation, (i) rules pertaining to the termination of employment or service by reason of death or Disability with respect to an Option, Stock Appreciation Right or Stock Award, and (ii) rules pertaining to the termination of employment or service by reason of death or Disability, involuntary termination without “Cause” or voluntary termination for “Good Reason” (as such terms are defined in an Award Agreement) with respect to a Cash Award. In addition, the Committee may prescribe such additional terms conditions, restrictions, limitations and rules with respect to a termination of employment or service by reason of Retirement; provided, however, in no event shall the vesting or exercisability of an Award be accelerated upon any such termination of employment or service by reason of Retirement. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Subsidiaries.

All rights to exercise an Option and any SARs that relate to such Option shall terminate six months after the date the Participant’s termination of employment or service (or the remaining term of the Option if shorter), unless the Award Agreement or other written agreement provides otherwise in connection with any termination of employment or service by reason of death or Disability. Notwithstanding the foregoing, in the event of the termination of employment or service of the Participant on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an affiliate, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes.

Except as otherwise provided in this Paragraph 8, each Option, Stock Appreciation Right, Stock Award or Cash Award shall have a minimum vesting period, Restriction Period or performance period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Participant’s termination of employment or service (x) by reason of death or Disability, or in the event of a Change in Control with respect to an Option, Stock Appreciation Right or Stock Award, and (y) by reason of death or Disability, involuntary termination without “Cause” or voluntary termination for “Good Reason” (as such terms are defined in an Award Agreement), or in the event of a Change in Control with respect to a Cash Award. Notwithstanding any provision herein to the contrary, 5% of the total number of Shares available for allotment and issuance, transfer, or delivery under the Plan with respect to an Option, Stock Appreciation Right or Stock Award (the “Excepted Shares”) shall not be subject to the minimum vesting period, Restriction Period or performance period, as applicable, described in the preceding sentence, it being understood that the Committee may, in its discretion, and at the time an Award is granted, designate any Shares that are subject to such Award as Excepted Shares; provided that, in no event shall the Committee designate any such Shares as Excepted Shares after the time such Award is granted. For the avoidance of doubt, the Committee may not accelerate the vesting or exercisability of an Option, Stock Appreciation Right or Stock Award except in the event of death or termination of employment or service by reason of Disability or in the event of a Change in Control.

(a)    Options. An Award may be in the form of an Option. An Option awarded pursuant to the Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option; provided that Incentive Stock Options may be granted only to applicable Employees of the Company or a “parent corporation” or a “subsidiary corporation” of the Company (as defined in Sections 424(e) and (f) of the Code, respectively). The Exercise Price of an Option shall be not less than the greater of the nominal value or the Fair Market Value of the Shares on the Award Date. The term of an Option shall not exceed 10 years from the Award Date; provided that the period during which an Option may be exercised may be extended by the Committee or pursuant to procedures of the Committee if the last day of such period occurs at a time when the Company has imposed a prohibition on trading of the Company’s securities in order to avoid violations of applicable Federal, state, local or foreign law; provided further, that the period during which the Option may be extended is not more than 30 days after the date on which such prohibition on trading is terminated. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee; provided, however, that except to the extent the Option relates to Excepted Shares, such Option shall be subject to the minimum vesting period requirements and any other applicable requirements described in this Paragraph 8. Any Award of Incentive Stock Options shall satisfy the $100,000 limit on the aggregate Fair Market Value of Shares subject to Incentive Stock Options that may become exercisable for the first time by any individual during any calendar year, as determined under Section 422(d) of the Code. Any Award of Incentive Stock Options to a 10-percent shareholder, as defined in Section 422(b)(6) of the Code shall meet the requirements of Section 422(c)(5) of the Code. The Award Agreement applicable to any Award intended to qualify as an Incentive Stock Option shall so designate the Award as an Incentive Stock Option.

(b)    Stock Appreciation Rights. An Award may be in the form of a SAR. The Exercise Price for a SAR shall not be less than the greater of the nominal value or the Fair Market Value of the Shares on the Award Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10 years after the Award Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that except to the extent the SAR relates to Excepted Shares, such SAR shall be subject to the minimum vesting period requirements and any other applicable requirements described in this Paragraph 8.

(c)    Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee in accordance with the Plan, it being understood that vesting for such purposes shall be deemed to occur upon the lapse of any service-based and/or performance-based clawback restrictions that relate to a Cash Award (notwithstanding any payment being made pursuant to such Cash Award while such clawback restrictions are in effect).

(d)     Stock Awards. An Award may be in the form of a Stock Award, including a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award as further described below. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and shall, except to the extent the Stock Award relates to Excepted Shares, be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8. To the extent otherwise required by, and subject to any provision of, any applicable law or regulation of any governmental authority or any national securities exchange, there shall not be any purchase price charged for any Stock Award under the Plan.

(i)

Restricted Stock Awards. The terms, conditions and limitations applicable to a Restricted Stock Award, including, but not limited to, the Restriction Period and the rights to vote or receive dividends and other distributions with respect to the Shares subject to the Restricted Stock, if any, shall be determined by the Committee; provided, however, that except to the extent the Restricted Stock Award relates to Excepted Shares, such Restricted Stock Award shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.

(ii)

Restricted Stock Unit Awards. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or by the allotment and issuance, transfer or delivery of Shares (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part by the allotment and issuance, transfer, or delivery of Shares shall, except to the extent the Restricted Stock Unit Award relates to Excepted Shares, be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.

(e)    Performance Awards. An Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals and performance criteria (as applicable) in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(i)

Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code (“Qualified Performance Awards”) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates (i.e., performance period) and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal shall include one or more of the following:

•	return measures (which include various return on equity, return on assets and return on invested capital measures);

•

revenue and income measures (which include various revenue, gross margin, income from operations, net income, net sales, backlog, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT) and economic value added (EVA) measures;

•

expense measures (which include various costs of goods sold, selling, finding and development costs, operating and maintenance expenses, general and administrative expenses and overhead costs measures);

•

operating measures (which include various productivity, total costs, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin, sales volumes, availability, commercial capacity factor and total margin capture factor measures);

•	cash flow measures (which include various net cash flow from operating activities and working capital, adjusted cash flow and free cash flow measures);

•	liquidity measures (which include various earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization measures);

•	leverage measures (which include various debt-to-equity ratio, gross debt and net debt measures);

•	market measures (which include various market share, stock price, growth measure, total shareholder return and market capitalization measures);

•	corporate value measures (which include various compliance, safety, environmental and personnel measures, including, management succession); and

•	other measures such as those relating to mergers, acquisitions, dispositions, or similar transactions, strategic accomplishments, or to customer satisfaction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to Covered Employees and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to the Plan shall be determined by the Committee. The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) any reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (6) acquisitions or divestitures, (7) foreign exchange gains and losses, (8) unrealized gains and losses on energy derivatives, (9) settlement of hedging activities, and (10) gains and losses from asset sales and emission and exchange allowance sales.

(ii)

Nonqualified Performance Awards. To the extent Performance Awards are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, such Awards shall be based on achievement of such performance criteria and be subject to such terms, conditions and restrictions as the Committee shall determine.

(iii)

Adjustment of Performance Awards. Awards that are intended to qualify as Performance Awards may not be adjusted upward (such that the amount that would otherwise be payable or delivered would be increased). The Committee may retain the discretion to adjust such Performance Awards downward (such that the amount that would otherwise be payable or delivered would be decreased), either on a formula or discretionary basis or any combination, as the Committee determines.

9. Award Payment; Dividends and Dividend Equivalents.

(a) General. Payment of Awards by the Company (or Trustee, as applicable) may be made in the form of cash or by the allotment and issuance, transfer of delivery of Shares (evidenced by book-entry registration), or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Shares, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled by the allotment and issuance, transfer or delivery of Shares, the Restricted Stock Units shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any payment of cash or any allotment and issuance, transfer or delivery of Shares to the recipient of any Award, or to his or her legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all applicable claims of such persons hereunder. The Committee may require any such person, as a condition precedent to such payment, to execute a release and receipt therefor in such form as the Committee shall determine.

(b) Dividends and Dividend Equivalents.

Rights to (i) dividends or other distributions may be extended to and made part of any Restricted Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish as set forth in the Award Agreement thereto; provided that, to the extent such dividends and Dividend Equivalents are extended to and made part of any Restricted Stock Award or Restricted Stock Unit Award that is granted after May 1, 2017, such dividends and Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the underlying Award. Accordingly, the right to receive such dividends and Dividend Equivalent payments shall be forfeited to the extent that the underlying Restricted Stock or Restricted Incentive Units do not vest, are forfeited or are otherwise cancelled pursuant to such Award. Notwithstanding any provision herein to the contrary, dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

10. Option and SAR Exercise. At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares. Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to which the Option is being exercised, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the Exercise Price in a form acceptable to the Company. The Committee, in its sole discretion, may determine acceptable methods for Participants to tender Shares, including tender by attestation of shares held by a broker. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Shares issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time; provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 10.

11. Taxes. The Company shall have the right to require payment of applicable taxes, social security obligations and pension plan obligations (or similar charges) as a condition to settlement of any Award. The amount determined by the Committee to be due upon the grant, vesting or payment in respect of any Award, or at any other applicable time, shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may arrange for such payment by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to the Award, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the withholding amount in a form acceptable to the Company. The Committee may take or require such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes and other charges; provided, however, that to the extent a Participant surrenders Shares, or otherwise forfeits or surrenders the right to require the Company to allot and issue, transfer, or deliver Shares, the number of such Shares must equal in Fair Market Value no more than the sum of (i) the amount of withholding due based on the withholding rate(s) applied by the Company, in its discretion, in accordance with the applicable withholding laws and regulations in effect at the time such withholding is required, if at all, and (ii) such other charges. If Shares subject to the Award are used as set forth above to satisfy tax or other charges, such shares shall be valued based on the Fair Market Value on the date as of which the amount of the tax or charges is determined. Other Shares tendered to pay taxes or charges will be valued based on the Fair Market Value on the date received by the Company.

12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate the Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant; and (b) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under the Plan, materially increases the number of Shares available for Awards under the Plan, materially expands the classes of persons eligible for Awards under the Plan, materially extends the term of the Plan, materially changes the method of determining the Exercise Price of Options or SARs, deletes or limits any provisions of the Plan that prohibit the repricing of Options or SARs, or decreases any minimum vesting requirements for any Stock Award. Except as otherwise permitted pursuant to the foregoing and applicable law, including but not limited to, Section 162(m) of the Code, Awards granted prior to May 1, 2018 pursuant to the Plan shall continue to be administered in accordance with the terms of the Plan that were in effect at the time such Awards were granted.

13. Assignability. Unless otherwise determined by the Committee and expressly provided for in an Award Agreement or except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by (a) will or the laws of descent and distribution (it being understood that such Award may, as applicable, be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative), or (b) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or applicable Award and in a form acceptable to the Committee. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (i) for charitable donations, (ii) to the Participant’s spouse or former spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), (iii) a trust for the benefit of the Participant and/or the persons referred to in clause (ii), or (iv) a partnership or limited liability company whose only partners or members include the Participant and/or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Committee evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Paragraph 13. Notwithstanding the foregoing, no Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

14. Adjustments.

(a)    No Limit on Corporate Power. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)    Adjustments. If at any time while the Plan is in effect there shall be any increase or decrease in the number of allotted and issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a dividend in Shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of Shares of the Company, then and in each such event:

(i)

An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded under the Plan, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(ii)

Appropriate adjustment shall be made (x) in the number of Shares and the exercise price per Share thereof then subject to purchase pursuant to each Option or Stock Appreciation Right previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate exercise price; and (y) in the number of Shares then subject to each Stock Award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to allotment and issuance, transfer or delivery in settlement of such award;

(iii)

In the case of Incentive Stock Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and other guidance promulgated thereunder.

(c)    Actions not Triggering Adjustments. Except as is otherwise expressly provided herein, the allotment and issuance by the Company of shares of its capital securities of any class, or securities convertible into shares of capital securities of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares then subject to outstanding Awards or the relevant purchase price with respect to any Option or SAR.

(d)    Change in Control. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any Participant, shall affect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any individual Participant: (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Shares on such date over the Exercise Price of such Award.

(e)    Section 409A. No adjustment or substitution pursuant to this Paragraph 14 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

15. Restrictions. No Shares or other form of payment shall be allotted and issued, transferred, or delivered with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such allotment and issuance, transfer, or delivery will be in compliance with applicable federal and state securities laws and the rules of any applicable national securities exchange. Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or are admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon certificates evidencing Shares (if any) to make appropriate reference to such restrictions. The Committee may, in its discretion, condition the Company’s obligation to allot and issue, transfer or deliver Shares under the Plan upon its receipt from the person to whom such Shares are to be allotted and issued, transferred or delivered of an executed investment letter containing such representations and agreements as the Company may determine to be necessary or advisable in order to enable the Company to allot, issue, transfer or deliver such Shares to such person in compliance with the United States Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

16. Unfunded Plan. The Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan. With respect to the Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in the Plan or any applicable Award Agreement.

17. Section 409A of the Code.

(a)    Intention to Comply. Awards made under the Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b)    Unit and Cash Awards. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that a Restricted Stock Unit Award or Cash Award is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

(c)    Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (i) as soon as practicable after, but in no event more than ten days after, the first business day following the expiration of six months from the Participant’s separation from service, (ii) as soon as practicable after the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.

18. Awards to Foreign Nationals and Participants Outside the United States. The Committee may, without amending the Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed or otherwise providing services outside the United States, or both, including rules that differ from (but do not enlarge on) those set forth in the Plan, and (b) grant Awards to such Participants in accordance with those rules.

19. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, shall be undertaken by application of the laws of the State of Texas, except to the extent Texas law is preempted by Federal law of the United States or the laws of England and Wales.

20. Right to Continued Employment or Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment, or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

21. Nominal Value. A Participant may be required by the Committee, in its discretion, or pursuant to procedures of the Committee, to pay the nominal value of any Shares allotted and issued, transferred or delivered hereunder, it being understood that the provisions of Paragraph 10 (relating to payment of the Exercise Price of Options) shall apply mutatis mutandis in respect of any applicable payment of nominal value.

22. Clawback. Notwithstanding anything to the contrary contained in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

23. Rights of Third Parties. It is not intended that any of the terms of the Plan should be enforceable by any third party pursuant to the UK Contract (Rights of Third Parties) Act 1999.

24. Consent to Holding and Processing of Personal Data. By participating in the Plan, participants give their consent to the holding and processing of data relating to them (including personal data) in relation to and as a consequence of the Plan and to the disclosure of data (even outside the European Economic Area) to their employer, or any Subsidiary, Trustee, to any possible purchaser of their employer or their employer’s business or of any Subsidiary or the Company and their respective advisors in relation to the Plan.

25. Term. Unless previously terminated, the Plan shall terminate and no additional Awards may be granted on the expiration of 10 years after the Plan’s last approval by shareholders of the Company (May 21, 2020). The Plan shall continue in effect with respect to Awards granted before termination of the Plan and until such Awards have been settled, terminated or forfeited.

26. Usage. Words used in the Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

27. Notice. All notices and other communications from a Participant to the Committee under, or in connection with, the Plan shall be deemed to have been filed with the Committee when actually received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt of any such notices and communications.

28. Headings. The headings in the Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of the Plan.

ATTACHMENT 1

DEFINITION OF CHANGE IN CONTROL

For purposes of the Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding registered Shares of the Company (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this definition are satisfied; or

(ii)    individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(iv)    consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a company, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such company were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, or anything to the contrary set forth herein, a transaction or series of related transactions will not be considered to be a Change in Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the then outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the then outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such transaction(s) in substantially the same proportion as their ownership immediately prior to such transaction(s) of the Outstanding Shares and Outstanding Voting Securities, as the case may be, or (B) the shares of Outstanding Voting Securities outstanding immediately prior to such transaction(s) constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s).

Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Change in Control shall conform to the requirements of Section 409A(a)(2)(A)(v) of the Code and the Treasury Regulations promulgated thereunder to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

NOBLE CORPORATION PLC

2015 OMNIBUS INCENTIVE PLAN

PART B

Relating to grants to Employees of certain Subsidiaries

This Part B to the Noble Corporation 2015 Omnibus Incentive Plan governs Awards granted to Employees of entities which are Subsidiaries of the Company as defined in this Part B, but are not Subsidiaries as defined in Part A. Awards granted pursuant to this Part B are subject to all of the terms and conditions set forth in Part A of the Plan, which is incorporated by reference as if set forth in this Part B, except as modified by the following provisions, which shall replace and/or supplement certain provisions of Part A of the Plan as indicated.

ARTICLE 1: DEFINITIONS

The following definitions replace or supplement the definitions in Paragraph 2 of Part A of the Plan with respect to Awards to Employees of a Subsidiary (as defined below):

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), which does not constitute a “subsidiary” within the meaning of Section 1159 of the UK Companies Act 2006.

ARTICLE 2: SHARES SUBJECT TO PLAN

Shares offered or subject to Awards granted under Part B of the Plan shall count towards the limits set forth in Paragraph 5 of Part A of the Plan on an aggregate basis, taking account any Awards granted under Parts A and B. No Awards may be granted under Part B of the Plan which would cause the limits set forth in Paragraph 5, applied on an aggregate basis, to be exceeded.